SUBSCRIPTION AND INFORMATION AGENCY AGREEMENT

         SUBSCRIPTION AND INFORMATION AGENCY AGREEMENT dated as of __________, 1997 by and between ATLANTIC GULF COMMUNITIES CORPORATION (the "Company") and AMERICAN STOCK TRANSFER & TRUST COMPANY as subscription agent and information agent (the "Agent").

         WHEREAS, the Company has caused a Registration Statement on Form S-3 (Registration No. 333-31939) under the Securities Act of 1933, as amended (the "Act"), to be filed with the Securities and Exchange Commission (the "Commission") relating to the distribution by the Company of transferable subscription rights (the "Rights") to subscribe for units (the "Units"), each Unit consisting of a share of Series B 20% Cumulative Redeemable Convertible Preferred Stock ("Series B Preferred Stock") and warrants (the "Warrants") to purchase two shares of the Company's common stock ("Common Stock"), which registration statement was declared effective by the Commission on ______, 1997 (the "Effective Date") (such Registration Statement, in the form in which it first becomes effective under the Act, and as it may thereafter be amended from time to time, is referred to herein as the "Registration Statement"; the distribution of the Rights and the issuance and sale, respectively, of the Warrants and of Series B Preferred Stock, upon the exercise of Rights, as contemplated by the Registration Statement, is referred to herein as the "Rights Offering");

         WHEREAS, the Rights will be distributed to holders of record of Common Stock as of the close of business on October 8, 1997 (the "Record Date") at a rate of .08898 of a Right for each share of Common Stock held on the Record Date and the Rights will be evidenced by the Subscription Certificates (as defined) in a form satisfactory to the Agent and the Company;

         WHEREAS, the Company has reserved for issuance, and has authorized the issuance of, an aggregate number of authorized and unissued shares of Common Stock and of Series B Preferred Stock (the "Underlying Shares") equal to, in the case of Common Stock, twice the aggregate number of Rights to be distributed pursuant to the Rights Offering, and, in the case of Series B Preferred Stock, the aggregate number of Rights to be distributed pursuant to the Rights Offering;

         WHEREAS, Rights holders will be entitled to subscribe to purchase Units at a price of $10.00 per Unit (the "Subscription Price"); and

         WHEREAS, the Company desires the Agent to act on its behalf in connection with the Rights Offering as set forth herein, and the Agent is willing so to act.

         NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto hereby agree as follows:

         SECTION 1.  APPOINTMENT OF AGENT AND SERVICES OF INFORMATION AGENT.

                  (a) The Company hereby appoints the Agent to act as subscription agent and information agent for the Company in accordance with the instructions set forth in this Agreement, and the Agent hereby accepts such appointment. The Company may from time to time appoint such co-Agents as it may deem necessary or desirable.

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                  (b) The services to be provided by the Agent in its capacity as information agent shall be as follows: (i) counseling the Company concerning the operational elements of organization and timing of the offering; (ii) assisting in the coordination of printing activities; (iii) determining the material requirements; (iv) facilitating the distribution of materials to the registered and beneficial owners of the Common Stock; (v) building a file of eligible participants, including registered holders and beneficial holders identified through the Agent's research; (vi) establishing a toll-free telephone number for incoming calls; (vii) managing the calling campaign (including calls); (viii) status reporting to management; and (ix) payment of all broker forwarding invoices, subject to collection from the Company of monies for this purpose.

         SECTION 2.  ISSUE OF SECURITIES.

                  (a) The Company has distributed or will distribute the Rights to holders of record of Common Stock as of the close of business on the Record Date. The Company will promptly notify the Agent upon the effectiveness of the Registration Statement. As transfer agent for the Common Stock, the Agent shall provide such assistance as the Company may require to effect the distribution of the Rights to holders of record of Common Stock as of the close of business on the Record Date, it being understood that Subscription Certificates (as defined in Section 3(a) hereof) shall be mailed to record holders (except those located outside of the United States) of the Common Stock together with a copy of the Prospectus no later than two business days following the Effective Date or the Record Date, whichever is later.

                  (b) The Company has authorized the issuance of and will hold in reserve the Underlying Shares, and upon the valid exercise of Rights, the Company will issue Series B Preferred Stock and Warrants to validly exercising Rights holders as set forth in the Registration Statement.

         SECTION 3.  SUBSCRIPTION PRIVILEGE; FORM OF SUBSCRIPTION CERTIFICATES.

                  (a) The Rights shall be evidenced by subscription certificates (the "Subscription Certificates"). The Subscription Certificates (and the form of election to exercise Rights to be printed on the reverse thereof) shall be substantially in the form attached as Exhibit A hereto. Any Subscription Certificate may be transferred, split up, combined, or exchanged for another Subscription Certificate provided that any resulting Subscription Certificate(s) shall represent a whole number of Rights that is a multiple of three Rights. Any Rights holder desiring to transfer, split up, combine, or exchange any Subscription Certificate(s) shall make a request therefor by properly completing the assignment section of the Subscription Certificate(s) and surrendering such Certificate(s) at least one business days prior to the Expiration Date at the principal office of the Agent. Thereupon the Agent shall date and deliver Subscription Certificate(s) to the person(s) entitled to Subscription Certificate(s) as so requested.

                  (b) Each Subscription Certificate shall, subject to the provisions thereof, entitle the holder in whose name it is recorded to the following:

                           (1)      each Right will entitle the holder thereof
to purchase, at the Subscription Price, one Unit (the "Basic Subscription Privilege"); and

                           (2)      each holder of Rights who elects to exercise
the Basic Subscription Privilege in full will be entitled to subscribe (the "Oversubsrciption Privilege") at the Subscription Price

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for additional Units not subscribed for through the exercise of the Basic
Subscription Privilege by other Rights holders (the "Excess Units"). If the Excess Units are not sufficient to satisfy all subscriptions pursuant to the Oversubscription Privilege, the Excess Units shall be allocated pro rata (subject to the elimination of fractional shares) among those Rights holders exercising the Oversubscription Privilege, in proportion to the number of shares each beneficial holder subscribed for pursuant to the Basic Subscription Privilege; provided, however, that if such pro rata allocation results in any Rights holder being allocated a greater number of Excess Units than such holder subscribed for pursuant to the exercise of such holder's Oversubscription Privilege, then such holder shall be allocated only such number of Excess Units as such holder subscribed for and the remaining Excess Units shall be allocated among all other holders exercising the Oversubscription Privilege.

         SECTION 4.  SIGNATURE AND REGISTRATION.

                  (a) The Subscription Certificates shall be executed on behalf of the Company by two of its executive officers. Any Subscription Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Subscription Certificate, shall be a proper officer of the Company to sign such Subscription Certificate, even if at the date of the execution of this Agreement or the date of the actual issuance of such certificate any such person is not such an officer.

                  (b) The Agent will keep or cause to be kept, at its principal offices in New York, books for registration and transfer of the Rights issued hereunder. Such books shall show the names and addresses of the respective holders of the Rights and the number of Rights evidenced by each outstanding Subscription Certificate.

         SECTION 5. MUTILATED, DESTROYED, LOST OR STOLEN SUBSCRIPTION CERTIFICATES. Upon receipt by the Company and the Agent of evidence reasonably satisfactory to them of the loss, theft, destruction or mutilation of a Subscription Certificate, and, in case of loss, theft or destruction, of indemnity and/or security satisfactory to them which may be in the form of an open penalty bond, and reimbursement to the Company and the Agent of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Subscription Certificate if mutilated, the Company will make and deliver a new Subscription Certificate of like tenor to the Agent for delivery to the registered owner in lieu of the Subscription Certificate so lost, stolen, destroyed or mutilated. If required by the Company or the Agent, an indemnity bond must be sufficient in the judgment of both to protect the Company, the Agent or any agent thereof from any loss which any of them may suffer if a Subscription Certificate is replaced.

         SECTION 6. SUBSEQUENT ISSUE OF SUBSCRIPTION CERTIFICATES. Subsequent to their original issuance, no Subscription Certificates shall be issued except such Subscription Certificates issued in replacement of mutilated, destroyed, lost or stolen Subscription Certificates pursuant to Section 5 hereof.

         SECTION 7.  EXERCISE OF RIGHTS; EXERCISE PRICE; EXPIRATION DATE.

                  (a) The holder of any Subscription Certificate may exercise some or all of the Rights evidenced thereby (but not in amounts of less than three Rights or an integral multiple thereof) by delivering to the Agent, on or prior to 5:00 p.m., New York time, on ______, 1997 (the "Expiration Date"), a properly completed and executed Subscription Certificate, including, if required, a signature guarantee from an Eligible Institution (as defined in Section 7(d) hereof) and mailing or delivering the Subscription Certificate to the Agent at its corporate office specified in the Prospectus, together with

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payment of the Subscription Price for each Unit subscribed for pursuant to the
Basic Subscription Privilege and the Oversubscription Privilege.

                  (b) In the case of holders of Rights that are held of record through The Depository Trust Company ("DTC"), (1) exercises of the Basic Subscription Privilege may be effected by instructing DTC to transfer Rights (such rights being "DTC Exercised Rights") from the DTC account of such holder to the DTC account of the Agent, together with payment of the Subscription Price for each Unit subscribed for pursuant to the Basic Subscription Privilege and
(2) exercises of the Oversubscription Privilege may be effected by properly executing and delivering to the Agent on or prior to the Expiration Date, a DTC Participant Oversubscription Exercise Form, the form of which is attached hereto as Exhibit B, together with payment of the appropriate Subscription Price for the number of Units for which the Oversubscription Privilege is to be exercised.

                  (c) If a Rights holder wishes to exercise Rights, but time will not permit such holder to cause the Subscription Certificate(s) evidencing such Rights to reach the Agent on or prior to the Expiration Date, such Rights may nevertheless be exercised if all of the following conditions (the "Guaranteed Delivery Procedures") are satisfied:

                           (1)      such  holder has  caused  payment in full of
the Subscription Price for each Unit being subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege to be received (in the manner set forth in Section 7(g) hereof) by the Agent on or prior to the Expiration Date;

                           (2)      the  Agent  receives,  on or  prior  to  the
Expiration Date, a notice of guaranteed delivery (a "Notice of Guaranteed Delivery"), substantially in the form provided with the Instructions distributed with the Subscription Certificates, from a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, stating the name of the exercising Rights holder, the number of Rights represented by the Subscription Certificate(s) held by such exercising holder, the number of Units being subscribed for pursuant to the Basic Subscription Privilege and the number of Units, if any, being subscribed for pursuant to the Oversubscription Privilege, and guaranteeing the delivery to the Agent of any Subscription Certificate(s) evidencing such Rights within three National Market System trading days following the date of the Notice of Guaranteed Delivery; and

                           (3)      the  properly  completed  and duly  executed
Subscription Certificate(s), including any required signature guarantees, evidencing the Rights being exercised is received by the Agent within three National Market System trading days following the date of the Notice of Guaranteed Delivery relating thereto. The Notice of Guaranteed Delivery may be delivered to the Agent in the same manner as Subscription Certificates at the addresses set forth in the Prospectus, or may be transmitted to the Agent by facsimile transmission (facsimile no. _____________).

                  (d) Unless a Subscription Certificate (1) provides that the Units to be issued pursuant to the exercise of Rights represented thereby are to be delivered to the record holder of such Rights or (2) is submitted for the account of a member firm of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, signatures on such Subscription

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Certificate must be guaranteed by an eligible guarantor institution ("Eligible
Institution") as defined in Rule 17Ad-15 of the Exchange Act, subject to the standards and procedures adopted by the Agent.

                  (e) Banks, brokers and other nominee holders of Rights who exercise the Basic Subscription Privilege and the Oversubscription Privilege on behalf of beneficial owners of Rights shall be required to certify to the Agent and the Company in connection with the exercise of the Oversubscription Privilege, as to the aggregate number of Rights that have been exercised and the number of Units that are being subscribed for pursuant to the Oversubscription Privilege by each beneficial owner of Rights on whose behalf such nominee is acting.

                  (f) The Rights shall expire at 5:00 p.m., New York time, on the Expiration Date.

                  (g) The "Subscription Price" shall be $10.00 per Unit subscribed for pursuant to the Basic Subscription Privilege and the Oversubscription Privilege payable (in United States dollars) (i) by check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to the Agent or (ii) by wire transfer of funds to the account maintained by the Agent for such purpose at _________________________. The Subscription Price shall be deemed to have been received by the Agent only upon (i) clearance of any uncertified check, (ii) receipt by the Agent of any certified check or bank check drawn upon a U.S. bank or of any postal, telegraphic or express money order, or (iii) receipt of good funds in the Agent's account designated above, in payment of the Subscription Price.

                   (h) A Rights holder may exercise Rights only in integral multiples of three Rights. If either the number of Rights being exercised is not specified on a Subscription Certificate, or the payment delivered is not sufficient to pay the full aggregate Subscription Price for all Units stated to be subscribed for, the Rights holder will be deemed to have exercised the maximum number of Rights that is an integral multiple of three and that could be exercised for the amount of the payment delivered by such Rights holder. If the payment delivered by the Rights holder exceeds the aggregate Subscription Price for the number of Rights evidenced by the Subscription Certificate(s) delivered by such Rights holder, the payment will be applied, until depleted, to subscribe for Units in the following order: (1) to subscribe for the number of Units, if any, indicated on the Subscription Certificate(s) pursuant to the Basic Subscription Privilege; (2) to subscribe for Units until the Basic Subscription Privilege has been fully exercised with respect to all of the Rights represented by the Subscription Certificate; and (3) to subscribe for additional Units pursuant to the Oversubscription Privilege (subject to any applicable proration), all in integral multiples of three Rights. Any excess payment remaining after the foregoing allocation will be returned to the Rights holder by mail as soon as practicable after the Expiration Date and after all prorations have been effected, without interest or deduction.

                  (i) Funds received in payment of the Subscription Price for Excess Units subscribed for pursuant to the Oversubscription Privilege will be held in a segregated account pending issuance of such Excess Units. If a Rights holder exercising the Oversubscription Privilege is allocated less than all of the Excess Units that such holder wished to subscribe for pursuant to the Oversubscription Privilege, the excess funds paid by such holder in respect of the Subscription Price for Units not issued will be returned by mail as soon as practicable after the Expiration Date and after all prorations have been effected, without interest or deduction.

                  (j) Once a holder of Rights has exercised a Right, such exercise may not be revoked.

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         SECTION 8. PAYMENT FOR AND DELIVERY OF THE UNITS.

                  (a) On a daily basis, the Agent shall pay to the Company and/or its designees as specified in writing, by wire transfer, certified or bank check or other method acceptable to the Company and/or its designees, the amount of all funds received (and not previously paid to the Company) by the Agent in payment of the Subscription Price for Units subscribed for pursuant to the Basic Subscription Privilege. As soon as practicable after any receipt of such funds by the Company, the Company shall deliver, or arrange to have delivered, the number of Units as are properly subscribed for pursuant to the Basic Subscription Privilege.

                  (b) The closing of the sale of the Units upon exercise of the Rights pursuant to the Oversubscription Privilege (the "Closing") will take place at 10:00 a.m., New York time, on the third business day after the Expiration Date (such date and time being referred to herein as the "Closing Date"). At the Closing, the Agent shall pay to the Company and/or its designees as specified in writing, by wire transfer, certified or bank check or other method acceptable to the Company and/or its designees, the amount of all funds received by the Agent in payment of the Subscription Price for Units subscribed for pursuant to the Oversubscription Privilege less the aggregate proceeds to be returned to the Rights holders pursuant to Sections 7(h) and (i). The Company shall deliver, or arrange to have delivered, at the Closing the number of Units as are properly subscribed for pursuant to the Oversubscription Privilege and as soon as practicable after the Closing, the Agent shall deliver to each exercising Rights holder certificate(s) representing the shares of Series B Preferred Stock and the Warrants, purchased pursuant to the Oversubscription Privilege.

         SECTION 9. FRACTIONAL RIGHTS AND SHARES. The Company shall not issue fractions of shares nor shall the Agent distribute Subscription Certificates which evidence Rights other than in an integral multiple of three Rights. The number of Rights issued to each holder will be rounded down to the nearest whole number that is a multiple of three.

         SECTION 10. TRANSFERABILITY OF RIGHTS. The Rights are transferrable in multiples of three Rights under the procedures set forth in Section 3(a) above. It is anticipated that the Rights will be quoted for trading on the NASDAQ National Market System until the close of business on the last National Market System trading day preceding the Expiration Date. Rights may be purchased or sold through usual investment channels, including banks and brokers.

         SECTION 11. FOREIGN AND CERTAIN OTHER STOCKHOLDERS. Rights may not be exercised by any person, and neither the Prospectus nor any Subscription Certificate shall constitute an offer to sell or a solicitation of an offer to purchase any Units, in any jurisdiction in which such transactions would be unlawful. The Agent shall reject any subscription pursuant to the exercise of Rights by Rights holders outside the United States, if in the opinion of the Company, the Company may not lawfully issue shares to such Rights holders. The Agent shall not deliver Subscription Certificates, Prospectuses or any ancillary documents to holders of Common Stock whose addresses are outside the United States. The Agent shall hold such Subscription Certificates for the account of such holders and upon notice from such holders shall exercise the Rights on their behalf. To so exercise such Rights, such stockholders must notify the Agent and deliver the Subscription Price to the Agent not later than the Expiration Date. If no instructions and payment have been received by the Agent prior to the Expiration Date, the Rights shall expire unexercised and be null and void.


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         SECTION 12. REPORTS. The Agent shall notify both the Company and its designated representatives by telephone as requested during the period commencing with the mailing of Subscription Certificates and ending on the Expiration Date (and in the case of guaranteed deliveries pursuant to Section 7(c), the period ending three NASDAQ trading days after the Expiration Date), which notice shall thereafter be confirmed in writing, of (i) the number of Rights exercised on the day of such request, (ii) the number of Units subscribed for pursuant to the Subscription Privilege and the number of such Rights for which payment has been received, (iii) the number of Rights subject to guaranteed delivery pursuant to Section 7(c) on such day, (iv) the number of Rights for which defective exercises have been received on such day and (v) cumulative totals derived from the information set forth in clauses (i) through
(iv) above. At or before 5:00 p.m., New York time, on the first NASDAQ trading day following the Expiration Date, the Agent shall certify in writing to the Company the cumulative totals through the Expiration Date derived from the information set forth in clauses (i) through (iv) above. The Agent shall also maintain and update a listing of holders who have fully or partially exercised their Rights, and holders who have not exercised their Rights. The Agent shall provide the Company or its designated representatives with the information compiled pursuant to this Section 12 as any of them shall request.

         SECTION 13.  FUTURE INSTRUCTIONS AND INTERPRETATION.

                  (a) All questions as to the timeliness, validity, form and eligibility of any exercise of Rights will be determined by the Company, whose determinations shall be final and binding. The Company in its sole discretion may waive any defect or irregularity, permit a defect or irregularity to be corrected within such time as it may determine or reject the purported exercise of any Right. Subscriptions will not be deemed to have been received or accepted until all irregularities have been waived or cured within such time as the Company determines in its sole discretion. Neither the Company nor the Agent shall be under any duty to give notification of any defect or irregularity in connection with the submission of Subscription Certificates or incur any liability for failure to give such notification.

                  (b) The Agent is hereby authorized and directed to accept instructions with respect to the performance of its duties hereunder from an authorized officer of the Company, and to apply to such officers for advice or instructions in connection with its duties, and it shall not be liable for any action taken or suffered to be taken by it in good faith in accordance with instructions of any such officer.

         SECTION 14. PAYMENT OF TAXES. The Company covenants and agrees that it will pay when due and payable all documentary, stamp and other taxes, if any, which may be payable in respect of the issuance or delivery of any Subscription Certificate or of the Units; PROVIDED, HOWEVER, that the Company shall not be liable for any tax liability arising out of any transaction which results in, or is deemed to be, an exchange of Rights or securities or a constructive dividend with respect to the Rights or securities and provided further that the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any delivery of any Subscription Certificate or the issuance or delivery of Units in a name other than that of the registered holder of such Subscription Certificate evidencing the Rights exercised, and the Agent shall not issue any such certificate until such tax or governmental charge, if required, shall have been paid.

         SECTION 15. CANCELLATION AND DESTRUCTION OF SUBSCRIPTION CERTIFICATES. All Subscription Certificates surrendered for the purpose of exercise or substitution shall be canceled by the Agent, and no

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Subscription Certificates shall be issued in lieu thereof except as expressly permitted by provisions of this Agreement. The Agent shall deliver all canceled Subscription Certificates to the Company, or shall, at the written request of the Company, destroy such canceled Subscription Certificates, and in such case shall deliver a certificate of destruction thereof to the Company.

         SECTION 16. RIGHT OF ACTION. All rights of action in respect of this Agreement are vested in the Company and the respective registered holders of the Subscription Certificates; and any registered holder of any Subscription Certificate, without the consent of the Agent or of the holder of any other Subscription Certificate, may, on his own behalf and for his own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company to enforce, or otherwise act in respect of, his right to exercise the Rights evidenced by such Subscription Certificate in the manner provided in such Subscription Certificate and in this Agreement.

         SECTION 17. CONCERNING THE AGENT.

                  (a) The Company agrees to pay to the Agent compensation in the amount of $_____________ for all services rendered by it hereunder and, from time to time, on demand of the Agent, its reasonable out-of-pocket expenses and disbursements for mailing, postage and delivery. The Company also agrees to indemnify the Agent for, and to hold it harmless against, any loss, liability, or expense incurred without negligence or bad faith on the part of the Agent for anything done or omitted by the Agent in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending against any claim of liability in the premises, provided that the Agent shall have provided the Company with notice of any such claim promptly after such claim became known to the Agent, and provided further that the Company shall have the right to assume the defense of any such claim upon receipt of written notice thereof from the Agent. If the Company assumes the defense of any such claim, the Agent shall be entitled to participate in (but not control) the defense of any such claim at its own expense. The Company shall not indemnify the Agent with respect to any claim or action settled without its consent, which consent shall not be unreasonably withheld.

                  (b) The Agent shall be protected and shall incur no liability for or in respect of any action taken, suffered or omitted by it in connection with its administration of this Agreement in reliance upon any Subscription Certificate, instrument of assignment or transfer, power of attorney, endorsement, affidavit, letter, notice direction, consent, certificate, statement or other paper or document reasonably believed by it to be genuine and to be signed, executed and, where necessary, verified or acknowledged by the proper person or persons.

         SECTION 18. MERGER OR CONSOLIDATION OF AGENT. Any corporation into which the Agent or any successor Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Agent or any successor Agent shall be a party, or any corporation succeeding to the corporate trust business of the Agent or any successor Agent, shall be the successor to the Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.

         SECTION 19. DUTIES OF AGENT. The Agent undertakes the duties and obligations imposed by this Agreement upon the following terms and conditions, by all of which the Company and the holders of Subscription Certificates by their acceptance thereof shall be bound:


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                  (a) The Agent may consult with legal counsel (who may be, but is not required to be, legal counsel for the Company), and the opinion of such counsel shall be full and complete authorization and protection to the Agent as to any actions taken or omitted by it in good faith and in accordance with such opinion.

                  (b) Whenever in the performance of its duties under this Agreement the Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a certificate signed by the Chairman of the Board, the President or a Vice President (including any Senior or Executive Vice President) and by the Treasurer or any Assistant Treasurer or the Secretary or any Assistant Secretary of the Company and delivered to the Agent; and such certificate shall be full authorization to the Agent for any action taken or suffered in good faith by it under the provisions of this Agreement in reliance upon such certificate.

                  (c) The Agent shall be liable hereunder only for its own negligence or willful misconduct.

                  (d) The Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Subscription Certificates or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only.

                  (e) The Agent shall not be under any responsibility in respect of the validity of this Agreement or the execution and delivery hereof (except the due execution hereof by the Agent) or in respect of the validity or execution of any Subscription Certificate; nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Subscription Certificate; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares of Series B Preferred Stock or Warrants to be issued pursuant to this Agreement or any Subscription Certificate or as to whether any shares of Series B Preferred Stock or Warrants will, when issued, be validly authorized and issued, fully paid and non-assessable.

                  (f) The Company agrees that it will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Agent for the carrying out or performing by the Agent of the provisions of this Agreement.

                  (g) Nothing herein shall preclude the Agent from acting in any other capacity for the Company.

         SECTION 20. NOTICES TO THE COMPANY, HOLDERS, AND AGENT. All notices and other communications provided for or permitted hereunder shall be made by hand delivery, prepaid first-class mail, or telecopier:

         (a)      if to the Company, to:

                  Atlantic Gulf Communities Corporation
                  2601 South Bayshore Drive

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                  Miami, Florida 33133-5461
                  Att: Thomas W. Jeffrey
                  Telecopier: (305) 859-4623

                  with copies to:

                  Arent Fox Kintner Plotkin & Kahn
                  1050 Connecticut Avenue, N.W.
                  Washington, D.C.  20036-5339
                  Att: Carter Strong, Esq.
                  Telecopier: (202) 857-6395


         (b)      if to the Agent, to:

                  American Stock Transfer & Trust Company
                  40 Wall Street
                  New York, NY 10005
                  Att: Executive Vice-President
                  Telecopier: (718) 234-5001

         (c) if to a registered holder, at the address shown on the registry books of the Company.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; two business days after being deposited in the mail, postage prepaid, if mailed as aforesaid; when answered back if telexed; and when receipt is acknowledged, if telecopied.

         SECTION 21. SUPPLEMENTS AND AMENDMENTS. The Company and the Agent may from time to time supplement or amend this Agreement without the approval of any holders of Subscription Certificates in order to cure any ambiguity or to correct or supplement any provision contained herein which may be defective or inconsistent with any other provision herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and the Agent may deem necessary or desirable and which shall not materially adversely affect the interests of the holders of the Subscription Certificates.

         SECTION 22. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

         SECTION 23. TERMINATION. This Agreement shall terminate at 5:00 p.m., New York time, on the seventh day following the Expiration Date. Upon termination of this Agreement, and provided that Units are issued and delivered by the Company for all Rights accepted for execution prior to such termination, the Company shall be discharged from all obligations under this Agreement except for its obligations to the Agent under Sections 14 and 17 hereof and except with respect to the obligation of the Company to provide instruction and direction to the Agent as may be provided in this Agreement.

         SECTION 24. GOVERNING LAW. This Agreement and each Subscription Certificate shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of said State.

         SECTION 25. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Agent and the holders of the Subscription Certificates any legal or equitable right, remedy or claim under this Agreement; but this Agreement shall be for the sole and exclusive benefit of the Company, the Agent and the holders of the Subscription Certificates.

         SECTION 26. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

         SECTION 27. DESCRIPTIVE HEADINGS. Descriptive headings of the several Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.


         IN WITNESS WHEREOF the undersigned have caused this Subscription and Information Agency Agreement to be executed by their duly authorized representative as of the date first above written.

                                       ATLANTIC GULF COMMUNITIES CORPORATION



                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:



                                       AMERICAN STOCK TRANSFER & TRUST COMPANY


                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:



                                     - 11 -